Exhibit 3.1

                          ARTICLES OF INCORPORATION
                          VIRGINIA STOCK CORPORATION

        Te undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

    1.    The name of the corporation is Cross Genetic Technologies, Inc.

    2. The address of the principal office of the corporation is 11921 Freedom Drive, Suite 550, Reston, VA 20190

    3. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

    Number of shares authorized                             Class(es)

          50,000,000	                            no par, voting common stock


    4.   A.     The name of the corporation's initial registered agent is
                Brian A. Block.

         B. The initial registered agent is an individual who is a resident of Virginia and a member of the Virginia State Bar.

    5.   A.     The corporation's initial registered office address which is the business office of the initial registered agent, is 4201
                South 31st Street, Suite 208, Arlington, VA 22206

         B. The registered office is physically located in the County of Arlington.

    6.          The initial directors are:

                     NAME(S)                                    ADDRESS(ES)
                Lino Novielli                 2 Bloor Street, West, Suite 100
                                               Toronto, Ontario  M4W3E2, CANADA

    7.    INCORPORATOR(S):


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                 SIGNATURE(S)                                   PRINTED NAME(S)


    DATE:  February 5, 2001
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